Exhibit 10.1

_____________, ____

AutoNation, Inc.

200 SW 1st Ave, Suite 1600

Fort Lauderdale, FL 33301

RE:	AutoNation, Inc. Non-Employee Director Stock Option Plan

Ladies and Gentlemen:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees with AutoNation, Inc. (the “Company”) as follows:

Notwithstanding the terms of the AutoNation, Inc. 2007 Non-Employee Director Stock Option Plan, or any other Company plan and so long as the terms and conditions set forth in the Consents (as defined below) are applicable (or such terms and conditions have been waived, modified or eliminated with the approval of the Board), neither (A) the acquisition by ESL of direct or indirect beneficial ownership of 50% or more of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share, nor (B) ESL having the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Company’s Board of Directors, shall constitute a “Change of Control” with respect to any stock option or restricted shares of common stock of the Company held by the undersigned as of the date hereof or granted to the undersigned in the future under any Company plan; provided, however, that the following events shall constitute a “Change of Control” with respect to any stock option or restricted shares of common stock of the Company held by the undersigned as of the date hereof or granted to the undersigned in the future under any Company plan: (i) a transaction in which the Company is acquired by or merges, consolidates or combines with, or is merged, consolidated or combined with, ESL or any entity controlled by ESL; or (ii) a “Rule 13e-3 transaction” with ESL, as such term is defined in Rule 13e-3 of the Securities Exchange Act of 1934.

As used in this letter, the term “Consents” means that certain letter agreement, dated as of January 28, 2009, by and among American Honda Motor Co., Inc., the Company and ESL, and that certain letter agreement, dated as of January 28, 2009, by and among Toyota Motor Sales, U.S.A., Inc., the Company and ESL, in each case as amended by the parties thereto. The term “ESL” means ESL Investments, Inc. and any

AutoNation, Inc.

person, entity or group that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, ESL Investments, Inc. (for the avoidance of doubt, other than the Company and its subsidiaries).

[Director]

Accepted and Agreed: AUTONATION, INC.

By:
Name: Title: